SCHRODER SERIES TRUST

AMENDMENT

TO THE AMENDED AND RESTATED MANAGEMENT CONTRACT

This AMENDMENT is made as of this 1st day of July, 2017 between Schroder Series Trust, a Massachusetts business trust (the “Trust”), on behalf of Schroder Emerging Markets Small Cap Fund and Schroder Short Duration Bond Fund (the “Funds”), and Schroder Investment Management North America Inc. (the “Manager”), a Delaware corporation, to the Amended and Restated Management Contract dated as of February 10, 2017 between the Trust, on behalf of the Funds, and the Manager (the “Management Contract”).

WHEREAS, the parties desire to amend the Management Contract to provide for a reduced investment advisory fee payable by Schroder Emerging Markets Small Cap Fund to the Manager.

NOW, THEREFORE, the parties agree as follows:

1.	The first paragraph of Section 4 entitled “COMPENSATION TO BE PAID BY THE TRUST TO THE MANAGER” shall be deleted and replaced in its entirety with the following:

The Trust will pay to the Manager as compensation for the Manager’s services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to this Contract, fees computed and paid monthly at the following annual rates of a Fund’s average net asset value: Schroder Emerging Markets Small Cap Fund – 1.15% and Schroder Short Duration Bond Fund – 0.29%.

2.	All other provisions of the Management Contract remain unchanged.

[Signature page follows]

IN WITNESS HEREOF, SCHRODER SERIES TRUST and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. have caused this instrument to be signed as of the date first set forth above.

SCHRODER SERIES TRUST, on behalf of Schroder Emerging Markets Small Cap Fund and Schroder Short Duration Bond Fund

By:	/s/ Lisa K. Whittaker
Name:	Lisa K. Whittaker
Title:	VP & Assistant Secretary

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:	/s/ William P. Sauer
Name:	William P. Sauer
Title:	Authorized Signatory

By:	/s/ Mark A. Hemenetz
Name:	Mark A. Hemenetz
Title:	Authorized Signatory

[Signature page to Amendment to Schroder Emerging Markets Small Cap Fund and Schroder Short Duration Bond Fund Amended and Restated Management Contract]